UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2003

                                                            ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

     Delaware                                                              1-4996                                                      34-0868285
(State or other jurisdiction of                      (Commission File Number)                                  (I.R.S. Employer
   incorporation or organization)                                                                                              Identification No.)

       One Allied Drive, Little Rock, Arkansas                                                                                          72202
     (Address of principal executive offices)                                                                                          (Zip Code)

     Registrant's telephone number, including area code                                                                  (501) 905-8000

                                                                              Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On January 28, 2003, ALLTEL Corporation ("ALLTEL" or the "Company") signed a definitive agreement to sell the financial services division of its information services subsidiary, ALLTEL Information Services, Inc., to Fidelity National Financial Inc. ("Fidelity National"), for $1.05 billion, payable as $775.0 million in cash and $275.0 million in Fidelity National common stock. The telecom division of ALLTEL Information Services will be retained by the Company and will not be part of the transaction. As part of this transaction, Fidelity National will acquire ALLTEL's mortgage servicing, retail and wholesale banking and commercial lending operations, as well as the community/regional bank division. Approximately 5,500 employees of the Company will transition to Fidelity National as part of the transaction, which is expected to close during the first quarter of 2003. The decision to sell the financial services division will improve ALLTEL's financial flexibility and will allow the Company to focus on expanding its communications business.

On January 29, 2003, ALLTEL issued a Press Release jointly announcing the Company's fourth quarter and annual unaudited consolidated results of operations and its decision to sell the financial services division of ALLTEL Information Services to Fidelity National. A copy of the Press Release is attached hereto as Exhibit 99(a) and made a part of this filing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a) Not Applicable.

  (b) Not Applicable.

  (c) Exhibits.

99(a)    Press Release dated January 29, 2003 of ALLTEL Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLTEL CORPORATION

(Registrant)

By: /s/ Jeffery R. Gardner

Jeffery R. Gardner

Senior Vice President - Chief Financial Officer

(Principal Financial Officer)

February 5, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99(a)	Press Release dated January 29, 2003 of ALLTEL Corporation

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